EXECUTION

EX-99.g.1.vii

AMENDMENT NO. 9 TO
MUTUAL FUND CUSTODY AND SERVICES AGREEMENT

THIS AMENDMENT (“Amendment”) is made as of April 25, 2025 (the “Effective Date”) to that certain Mutual Fund Custody and Services Agreement dated as of July 20, 2007 (as amended, restated, supplemented or otherwise modified, the “Agreement”) by and between each investment company set forth on Appendix D thereto (each an “Existing Fund” and collectively, the “Existing Funds”), on behalf of its respective Series, and The Bank of New York Mellon (the “Custodian”).

BACKGROUND:

A.	Custodian serves as custodian and performs certain services for the Existing Funds pursuant to the Agreement.

B.	Each New Fund (defined below, and collectively with the Existing Funds, the “Funds”) is not a registered investment company and desires to retain the Custodian to act as custodian of its assets and to perform the services described in the Agreement as amended hereby.

C.	The parties desire to amend the Agreement as set forth herein.

D.	This Background section is incorporated by reference into and made part of this Amendment

TERMS:

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party, and intending to be legally bound, the parties agree as follows:

1.           The Agreement is hereby amended as of the Effective Date by adding the following Funds (each a “New Fund”) to Appendix D of the Agreement:

NC Macau I, Ltd.

NC Macau II, Ltd.

2.	Miscellaneous.

(a)

Capitalized terms used in this Amendment not otherwise defined herein shall have the meanings set forth in the Agreement.

(b)

As hereby amended and supplemented, the Agreement shall remain in full force and effect. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, the terms of this Amendment shall control with respect to the matters described herein.

(c)

The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a

EXECUTION

physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by “Electronic Signature”, which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(d)

If any provision or provisions of this Amendment shall be held to be invalid, unlawful or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

[Remainder of page intentionally left blank] [Signature pages follow]

EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers designated below on the date and year first above written. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Gronsky

Name:	Michael Gronsky

Title:	Senior Vice President

NC MACAU I, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that NC Macau I, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

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NC MACAU II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that NC Macau II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

CHATTANOOGA OPPORTUNITIES LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Chattanooga Opportunities LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

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IVY ASF II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

IVY VIP ASF II, LTD.

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy VIP ASF II, Ltd. has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

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IVY ASF III, LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy ASF III, LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

IVY VIP ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy VIP ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

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IVY WGA ASF III (SBP), LLC

By: Macquarie Alternative Strategies, a series of Macquarie Investment Management Business Trust, solely in its capacity of investment adviser

By signing below Macquarie Alternative Strategies in its individual capacity covenants to the Custodian that Ivy WGA ASF III (SBP), LLC has the power to authorize and direct, and has duly authorized and directed, Macquarie Alternative Strategies to bind it to the terms of this Amendment

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President

DELAWARE GROUP ADVISER FUNDS
DELAWARE GROUP CASH RESERVE
DELAWARE GROUP EQUITY FUNDS II
DELAWARE GROUP EQUITY FUNDS IV
DELAWARE GROUP EQUITY FUNDS V
DELAWARE GROUP GOVERNMENT FUND
DELAWARE GROUP INCOME FUNDS
DELAWARE GROUP STATE TAX-FREE INCOME TRUST
DELAWARE GROUP TAX-FREE FUND
DELAWARE GROUP GLOBAL & INTERNATIONAL FUNDS
VOYAGEUR INSURED FUNDS
VOYAGEUR MUTUAL FUNDS
VOYAGEUR MUTUAL FUNDS II
DELAWARE GROUP GOVERNMENT FUND
DELAWARE GROUP LIMITED-TERM GOVERNMENT FUNDS
DELAWARE POOLED TRUST
VOYAGEUR TAX FREE FUNDS
DELAWARE VIP TRUST
IVY FUNDS
IVY VARIABLE INSURANCE PORTFOLIOS

By:	/s/ Daniel Geatens

Name:	Daniel Geatens

Title:	Senior Vice President